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                                                                    EXHIBIT 3.01



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                CSK GROUP, LTD.


  (Originally incorporated under the name NR Holdings, Inc. on July 12, 1993)


                               ARTICLE I -- NAME

                 The name of the corporation (hereinafter called the "Corporation") is CSK GROUP, LTD.


                        ARTICLE II -- REGISTERED OFFICE

                 The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.


                             ARTICLE III -- PURPOSE

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                          ARTICLE IV -- CAPITALIZATION

                 1. Definitions. As used in this Article, the following terms shall have the following meanings:

                 "Affiliate", with respect to a Class D Stockholder that is not a natural person, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Class D Stockholder or (ii) any Person who is a director or officer (a) of such Class D Stockholder, (b) of any subsidiary of such Class D Stockholder or (c) of any Person described in clause (i) above. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (y) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

                 "Board" means the Board of Directors of the Corporation.
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                 "Business Day" means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                 "Certificate of Incorporation" means this Restated Certificate of Incorporation of the Corporation.

                 "Class A Stock" has the meaning set forth in Section 2.

                 "Class B Stock" has the meaning set forth in Section 2.

                 "Class C Stock" has the meaning set forth in Section 2.

                 "Class D Stock" has the meaning set forth in Section 2.

                 "Class E Stock" has the meaning set forth in Section 2.

                 "Class F Stock" has the meaning set forth in Section 2.

                 "Class A Stockholder" means a record holder of one or more shares of Class A Stock.

                 "Class B Stockholder" means a record holder of one or more shares of Class B Stock.

                 "Class C Stockholder" means a record holder of one or more shares of Class C Stock.

                 "Class D Stockholder" means a record holder of one or more shares of Class D Stock.

                 "Class E Stockholder" means a record holder of one or more shares of Class E Stock.

                 "Class F Stockholder" mean a record holder of one or more shares of Class F Stock.

                 "Common Stock" has the meaning set forth in Section 2.

                 "Common Stockholder" means a record holder of one or more shares of Common Stock.

                 "Conversion Date" has the meaning set forth in Section 6.

                 "Corporation" means CSK Group, Ltd.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


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                 "Initial Public Offering" means the effectiveness of a
registration statement under the Securities Act covering any of the Stock, and the completion of a sale of such Stock thereunder, (i) following which the Corporation is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange.

                 "Initial Stock Transfer" means the initial transfer of shares of Class A, Class C and/or Class D Stock following their issuance upon the recapitalization effected by the filing of this Certificate of Incorporation.

                 "IPO Date" means the closing date of the Initial Public
Offering.

                 "Non-Redeemable Shares" means all shares of Class A or Class C Stock that have been previously sold (whether under Section 4 or Section 5(c)) pursuant to a Tag-Along Transfer other than pursuant to a Single Transaction Sale.

                 "Notice Date" has the meaning set forth in Section 4(b).

                 "Other Stockholders" has the meaning set forth in Section
4(a).

                 "Permitted Transferee" with respect to a Transfer by a Class D Stockholder, means (i) with respect to any Class D Stockholder who is a natural person, a Transfer to (a) such Stockholder's spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Stockholder, his spouse or issue; (ii) with respect to any Class D Stockholder that is not a natural person, (A) a Transfer to an Affiliate of such Class D Stockholder; (B) a Transfer to another Class D Stockholder or its Affiliates; or (C) a Transfer made pursuant to the Initial Stock Transfer, provided such other Class D Stockholder referenced in clauses
(i) and (ii) did not acquire its shares of Class D Stock pursuant to a Tag-Along Transfer.

                 "Person" means any natural person, partnership, limited liability company, corporation (including the Corporation), trust or incorporated organization or a government or a political subdivision thereof.

                 "Proposed Purchase Amount" has the meaning set forth in
Section 4(a).

                 "Proposed Transferee" has the meaning set forth in Section
4(a).

                 "Proposed Transferor" has the meaning set forth in Section
4(a).

                 "Redemption Date" has the meaning set forth in Section 5(d).

                 "Sale of the Corporation" means, anytime following the redemption of all shares of Class F Stock outstanding and the issuance of shares of Series E Stock, (i) the sale of one hundred percent (100%) of the outstanding shares of Stock; (ii) a sale of all or substantially all of the assets of the Corporation; or (iii) a merger, consolidation or recapitalization of the Corporation as





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a result of which the ownership of the Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of one hundred percent (100%).

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Single Transaction Sale" means a Sale of the Corporation in a single transaction.

                 "Staggered Sale" means a Sale of the Corporation in more than one transaction, each such transaction also being referred to individually as a "Staggered Sale."

                 "Stock" has the meaning set forth in Section 2.

                 "Stockholder" means a record holder of one or more shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock or Common Stock.

                 "Stockholders' Agreement" means that certain Stockholders' Agreement being entered into contemporaneously with the effectiveness of this Certificate of Incorporation among the Corporation, each person who then is or is then becoming a Stockholder, and certain other persons, as the same may be supplemented, modified, amended and restated from time to time in the manner provided therein. A copy of the Stockholders' Agreement will be supplied by the Corporation upon written request made to the Corporation at its registered office.

                 "Tag-Along Acceptance Date" has the meaning set forth in
Section 4(c).

                 "Tag-Along Notice" has the meaning set forth in Section 4(c).

                 "Tag-Along Pro Rata Amount" has the meaning set forth in
Section 4(a).

                 "Tag-Along Redemption Price" has the meaning set forth in
Section 5(a).

                 "Tag-Along Transfer" has the meaning set forth in Section
4(a).

                 "Transfer", with respect to any share of Stock, means the sale, assignment, pledge, hypothecation, gift or other disposition whatsoever (other than pursuant to the Initial Public Offering or pursuant to the redemption by the Corporation or the conversion by the Holder of any such share of Stock, in either case in accordance with the terms of this Certificate of Incorporation) of such share, or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share, except with respect to any such encumbrance or granting of rights or interests with respect to the Stockholders' Agreement.

                 "Transfer Notice" has the meaning set forth in Section 4(b).

                 "Warrant" means the Class A Stock Purchase Warrant to be issued on or about the effective date of this Certificate of Incorporation by the Corporation which entitles the Warrant





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Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase a number of shares of Common Stock of the Corporation as specified therein.

                 "Warrant Date" means, (i) if the Warrant Triggering Event is the Initial Public Offering, the IPO Date, or (ii) if the Warrant Triggering Event is a Sale of the Corporation, the closing date of (A) the Single Transaction Sale, if the Sale of the Corporation is pursuant to a Single Transaction Sale, or (B) the Staggered Sale that causes a Sale of the Corporation to occur, if the Sale of the Corporation is pursuant to a series of Staggered Sales.

                 "Warrant Holder(s)" means the Holder(s) of the Warrants.

                 "Warrant Redemption Price" has the meaning set forth in
Section 5(b).

                 "Warrant Shares" means the shares of Common Stock purchasable by the Warrant Holder(s) pursuant to the exercise of the Warrants, which shall equal in all cases the number of shares of Class A Stock redeemed in connection with the exercise of such Warrant.

                 "Warrant Triggering Event" means the first to occur of (i) an Initial Public Offering or (ii) a Sale of the Corporation, whether such sale occurs pursuant to a Single Transaction Sale or a series of Staggered Sales.

                 2. Designation and Number. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,222,322. There shall be seven classes of stock of the Corporation. The first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Stock" and the number of shares constituting such class shall be 427,836. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B Stock" and the number of shares constituting such class shall be 111,111. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class C Stock" and the number of shares constituting such class shall be 77,164. The fourth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class D Stock" and the number of shares constituting such class shall be 5,000. The fifth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class E Stock" and the number of shares constituting such class shall be 490,000. The sixth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class F Stock" and the number of shares constituting such class shall be 100. The seventh class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class shall be 1,111,111. The Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock and Common Stock are sometimes referred to collectively herein as the "Stock". The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but





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unissued Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E
Stock or Common Stock, as the case may be. Shares of Class F Stock redeemed, purchased or otherwise acquired, by the Corporation pursuant to the terms hereof shall be returned and canceled and shall no longer be authorized.

                 Upon the effectiveness of this Certificate of Incorporation, all outstanding shares of Common Stock, without par value, of the Corporation (the only outstanding class or series of capital stock of the Corporation) shall automatically and without any payment by the Corporation or any action on the part of the Corporation or any stockholder, be converted into and constitute 427,836 shares of Class A Stock, 77,164 shares of Class C Stock, 5,000 shares of Class D Stock and 100 shares of Class F Stock. The Corporation shall issue new certificates representing such new shares upon the receipt by the Corporation of the certificates representing the shares so converted. All of said newly issued shares shall be deemed to have been fully paid and nonassessable to the same extent as the converted shares had been.

                 3.       Restrictions on Transfer.

                 (a) Except for Transfers to a Permitted Transferee, no Class D Stockholder shall Transfer any share of Class D Stock owned by such Class D Stockholder except in accordance with the terms of this Certificate of Incorporation. Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of this Certificate of Incorporation shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any of such Class D Stock on its books to such alleged transferee.

                 (b) Except for a Transfer made pursuant to the Initial Stock Transfer, no Stockholder shall Transfer any shares of Stock unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act. Prior to any Transfer, (which for the purpose of this sentence and the immediately following sentence shall exclude a pledge of shares of Series E Stock or any shares into which they are converted, but shall not exclude a sale of any such pledged shares by the secured party) the holder of the shares of Stock proposed to be Transferred shall give written notice to the Corporation of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws, or (ii) a "no action" letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of this Certificate and the written notice delivered by the holder to the Corporation. Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in Section 9,





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provided that, following the Initial Public Offering, such certificates shall bear the legend set forth in Section 9 or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law. Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books. The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering; or (ii) following the Initial Public Offering, provided that such Transfer is made in compliance with the Securities Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares.

                 (c) No Stockholder shall sell, assign, pledge, hypothecate, gift or otherwise dispose of any share of Stock, or encumber or grant any right or interest whatsoever in or with respect to, any share of Stock, in violation of the Stockholders' Agreement. Any such purported transfer in violation of the Stockholders' Agreement shall be null and void and of no force or effect, and the Corporation shall not record any such transfer on its stock transfer books.

                 (d)      Notwithstanding anything to the contrary in this
Section 3, the shares of Series F Stock are subject to redemption in accordance with Section 5(f) of this Certificate of Incorporation and may not be transferred by any Stockholder other than pursuant to such redemption.

                 4.       Tag-Along Rights.

                 (a) Transfer by Class D Stockholders. If, other than in connection with the Initial Public Offering, any Class D Stockholder or Stockholders (for purposes of this Section 4, singularly or collectively, the "Proposed Transferor"), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof in a transaction which is a sale for consideration consisting exclusively of cash to any Person other than a Permitted Transferee (the "Proposed Transferee"), such proposed Transfer shall be deemed a "Tag-Along Transfer" and, each of the Class A and Class C Stockholders (collectively, the "Other Stockholders") shall have the right, but not the obligation, as a condition to such Tag-Along Transfer, to have the Proposed Transferee purchase from each such Other Stockholder up to the number of shares (the "Tag-Along Pro Rata Amount") of Class A or Class C Stock derived by multiplying the total number of shares of Class A or Class C Stock exclusive of Non-Redeemable Shares, as the case may be, owned by such Other Stockholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed Transferee (the "Proposed Purchase Amount") and the denominator of which is the total number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 4(b)). All Tag-Along Transfers by Other Stockholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Stockholders) as the proposed Tag-Along Transfer by the Proposed Transferor, provided that no Other Stockholder may be required to make any representation or warranty in connection with the Tag-Along Transfer other than as to its ownership and authority





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to Transfer the shares of Stock to be Transferred by it, free and clear of any and all liens and encumbrances (other than under this Certificate of Incorporation or the Stockholders' Agreement) and in compliance with all applicable laws.

                 (b) Transfer Notice. The Proposed Transferor participating in a Tag-Along Transfer shall at least thirty (30) Business Days prior to the closing date thereof provide the Corporation and the Other Stockholders with written notice (the "Transfer Notice") of the proposed Tag-Along Transfer containing the following:

                          (i)     the name and address of the Proposed
Transferor and the Proposed Transferee;

                          (ii)    the Proposed Purchase Amount;

                          (iii)   the proposed amount to be paid for such
shares of Class D Stock, the terms and conditions of payment offered by the Proposed Transferee and the closing date for the proposed Tag-Along Transfer;

                          (iv)    the aggregate number of shares of Class A or
Class C Stock, as the case may be, held of record as of the date the Transfer Notice is sent (the "Notice Date") by the Other Stockholder to whom the notice is sent;
                          (v)     the aggregate number of shares of Class A or
Class C Stock, as the case may be, held of record as of the Notice Date by all Other Stockholders as a group;

                          (vi)    the Tag-Along Pro Rata Amount; and

                          (vii)   a statement confirming that the Proposed
Transferee has agreed to (i) the tag- along rights and, (ii) pursuant to
Section 5(c), to purchase the number of shares of Stock redeemed pursuant to
Section 5(a). Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and (v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this Section 4(b).

                 (c) Tag-Along Notice. Each Other Stockholder desiring to participate in the proposed Tag-Along Transfer shall provide a written notice (the "Tag-Along Notice") to the Proposed Transferor on or before the expiration of ten (10) Business Days after the Notice Date (the "Tag-Along Acceptance Date") stating the number of shares held by such Other Stockholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice. The Tag-Along Notice given by each Other Stockholder shall include and constitute such Other Stockholder's binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in this Certificate of Incorporation. If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Stockholders





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included in such proposed Tag-Along Transfer, as well as shares to be issued under Section 5(c) in connection with the Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited and any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect.

                 (d) Each Proposed Transferor and each Other Stockholder whose shares are sold in a Tag-Along Transfer shall be required to bear its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board of Directors of the Corporation.

                 (e) The provisions of this Section 4 shall not apply to a subsequent Transfer of any share of Class D Stock that has previously been the subject of a completed Tag-Along Transfer which complied with the provisions of this Section 4.

                 5.       Redemption.

                 (a) The number of shares of Class A or Class C Stock equal to the difference between (i) the number of shares included in any Tag-Along Transfer by the Class A or Class C Stockholder pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class A or Class C Stock shall be redeemed by the Corporation, to the extent it is lawfully permitted to do so, out of funds legally available therefor pro rata from each of the Class A and Class C Stockholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Stockholders that did not elect to participate in a Tag- Along Transfer at a redemption price (the "Tag-Along Redemption Price") for each share of Class A or Class C Stock so redeemed equal to the per share price paid for the Class D Stock by the Proposed Transferee less such Other Stockholder's pro rata share, based on the number of shares of Stock so redeemed from such Other Stockholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board of Directors of the Corporation. The provisions of this Section 5(a) shall not apply to the Non-Redeemable Shares. Redemption under this subsection is conditioned upon the contemporaneous purchase by the Proposed Transferee of the shares issuable under Section 5(c) in connection with the applicable Tag-Along Transfer.

                 (b) If the Warrant Holder(s) exercise(s) the Class A Warrant, the Corporation shall redeem, to the extent it is lawfully permitted to do so, from the Class A Stockholders, pro rata based on the number of shares of such Class A Stock then owned by each such Stockholder, out of funds legally available therefor, a number of shares of Class A Stock equal to the number of Warrant Shares at a redemption price (the "Warrant Redemption Price") equal to the par value of each share of Class A Stock so redeemed. The provisions of this Section 5(b) shall not apply to the Non- Redeemable Shares. If a redemption pursuant to this Section 5(b) occurs as a result of a Sale of the Corporation, such redemption shall occur, immediately prior to any redemption pursuant to Section 5(a) hereof. Redemption under this subsection is conditioned upon the contemporaneous purchase of the Warrant Shares by the Warrant Holder(s) pursuant to the Class A Warrant.





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                 (c)      The shares of Class A and Class C Stock redeemed by
the Corporation pursuant to a Section 5(b) mandatory redemption shall, on the Redemption Date (as defined in Section 5(d)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue, to the extent it is lawfully permitted to do so, to the Warrant Holder(s) a number of shares of Common Stock equal to the number of Warrant Shares. The shares of Class A or Class C Stock redeemed by the Corporation pursuant to a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue, to the extent it is lawfully permitted to do so, to the Proposed Transferee a number of shares of Class A or Class C Stock equal to the number of shares of such classes of Stock so redeemed. Upon any issuance of shares of Class A or Class C Stock equal to the number of shares of such class of Stock redeemed pursuant to a Section 5(a) mandatory redemption, the Corporation shall receive from the Proposed Transferee as the purchase price for such shares an amount equal to the Tag-Along Redemption Price.

                 (d) The Corporation shall give to each holder of record of the shares of Class A or Class C Stock to be redeemed pursuant to the terms of this Section 5 prior written notice of such redemption not less than two Business Days prior to the date such shares will be redeemed (the "Redemption Date") which (i) in the case of a redemption pursuant to Section 5(a) shall be the closing date of the Tag-Along Transfer and (ii) in the case of a redemption pursuant to Section 5(b) shall be the Warrant Date. Each such notice shall state: (A) the Redemption Date; (B) the total number of shares of the Class A or Class C Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Tag-Along Redemption Price or the Warrant Redemption Price, as relevant; and (D) the fact that the certificates for the shares subject to redemption are to be surrendered in exchange for payment of the Tag-Along Redemption Price or Warrant Redemption Price, as relevant, at the principal office of the Corporation or at such other place as the Corporation shall designate.

                 (e) On the Redemption Date, the shares of Class A or Class C Stock required to be redeemed pursuant to the terms of this Section 5 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A or Class C Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A or Class C Stock whose shares of Stock are to be so redeemed. All certificates representing the redeemed shares of Class A or Class C Stock, including all certificates not so delivered by such Class A or Class C Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

                 (f) To the fullest extent permitted by law, the Corporation shall redeem all shares of Class F Stock then outstanding immediately following the Initial Stock Transfer for a redemption price. The redemption price, and the consideration to be paid by the Corporation in satisfaction of such





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redemption price, shall be the amount set forth in the resolutions adopted by the Board approving this Certificate of Incorporation. A copy of such resolutions will be supplied by the Corporation to any stockholder of the Corporation upon written request made to the Corporation at its registered office.

                 6.       Conversion.

                 If the Initial Public Offering or a Sale of the Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A, Class B, Class C, Class D, Class E and Class F Stock, not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 5(a) 5(b) or 5(f) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date), but immediately after the redemptions and issuances described in Section 5 (the "Conversion Date"). Prior to or on the Conversion Date, each holder of shares of Class A, Class B, Class C, Class D, Class E or Class F Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least ten (10) Business Days prior to the Conversion Date, and shall, within ten (10) Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A, Class B, Class C, Class D, Class E or Class F Stock are converted. On the Conversion Date, each holder of shares of Class A, Class B, Class C, Class D, Class E or Class F Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A, Class B, Class C, Class D, Class E or Class F Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any holder of shares of Class A, Class B, Class C, Class D, Class E or Class F Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A, Class B, Class C, Class D, Class E or Class F Stock, including all certificates not so delivered by such Class A, Class B, Class C, Class D, Class E or Class F Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect and the Corporation shall not thereafter issue any such shares of Class A, Class B, Class C, Class D, Class E or Class F Stock.

                 7.       Voting Rights.

                 (a) Holders of shares of Class E Stock, Class F and Common Stock shall be entitled to one vote and holders of Class D Stock shall be entitled to 102 votes, for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law ("DGCL").

                 (b) Holders of Class A, Class B or Class C Stock shall not have any voting rights, except that the holders of the Class A, Class B and Class C Stock shall have the right to one vote for each share of such stock held as to (i) the approval of any amendment, or the





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
alteration or repeal, whether by merger, consolidation or otherwise, of any provision of this Certificate of Incorporation that would increase or decrease the par value of the shares of the Class A, Class B or Class C Stock, or alter or change the powers, preferences, or special rights of the shares of the Class A, Class B or Class C Stock, so as to affect such holders adversely, provided that each such holder of Class A, Class B or Class C Stock shall only have the right to vote on such matters affecting the Class A, Class B or Class C Stock, as relevant; and (ii) any other matters required under the laws of the State of Delaware. Unless otherwise required by the terms of this Certificate of Incorporation, paragraph (2) of subsection (b) of Section 242 of the DGCL shall not entitle the holder of a share of such Class A, Class B or Class C Stock to vote on the increase of the number of authorized shares of such class of Stock or the decrease of the number of authorized but not outstanding shares of such class of Stock.

                 8.       Liquidation Rights.

                 (a) Any distribution made upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be allocated pro rata based upon the number of shares of Stock held by each Stockholder.

                 (b) None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.

                 (c) If the assets of the Corporation or the proceeds thereof available for distribution to the holders of shares of the Class A, Class B or Class C Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all preference amounts to which such holders are entitled, no distribution shall be made on any shares of the Corporation's Class D, Class E, Class F or Common Stock.

                 9.       Legend.

                 (a) All certificates representing shares of Class A Class C and Class F Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                 "AS SPECIFIED IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO

EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

                 (b) All certificates representing shares of Class B, Class D and Class E Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                 "AS SPECIFIED IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

                 (c) All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                 "THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

                 provided that, as specified in Section 3(b) hereof, following the Initial Public Offering, such certificates shall bear the first legend set forth in this Section 9 (c) above or another legend similar to it only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law and, to the extent applicable, the second and third legends.

                 (d) All certificates representing shares of Stock shall bear such additional legends as may be required pursuant to the Stockholders' Agreement.

                 10. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A, Class B, Class C, Class D, Class E or Common Stock and such record holders shall be deemed the holders of such shares for all purposes.

                ARTICLE V -- MANAGEMENT OF BUSINESS AND AFFAIRS

                 For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                 2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGLC, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.


                        ARTICLE VI -- DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (except as set forth below) this Article does not eliminate or limit any such liability imposed by law: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited pursuant to this Article to the fullest extent permitted by the DGCL as so amended. Unless applicable law requires otherwise, any repeal of this Article by the stockholders of the Corporation, and any modification to this Article (other than one further eliminating or limiting director personal liability) shall be prospective only and shall not adversely affect any elimination of, or limitation on, the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE VII -- INDEMNIFICATION

         Section 1. Indemnification. To the fullest extent from time to time permitted by Section 145 of the DGCL, the Corporation shall indemnify each Authorized Representative who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, from and against any and all expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Authorized Representative or on such Authorized Representative's behalf in connection with such Proceeding. The Corporation shall make such indemnification to the Authorized Representative within 30 days after receipt by the Corporation of the written request of the Authorized Representative for such indemnification unless, within that time, the Corporation (by resolution of its directors or stockholders or the written opinion of its counsel) has determined that the Authorized Representative is not entitled to such indemnification.

         Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an Authorized Representative or on such Authorized Representative's behalf in defending any such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, within 10 days after receipt by the Corporation of the written request of the Authorized Representative for such advance. The Corporation may condition such advance upon the receipt of the written undertaking of such Authorized Representative or on such Authorized Representative's behalf to repay such amount if it shall ultimately be determined that the Authorized Representative is not entitled to be indemnified by the Corporation. Such undertaking shall not be required to be guarantied by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment.

         Section 3. Presumptions. For all purposes of this Article and to the fullest extent permitted by applicable law, there shall be a rebuttable presumption in favor of the Authorized Representative that all requested indemnifications and advancements of expenses are reasonable and that all conditions to indemnification or expense advancements, whether required under this Article or the DGCL, have been satisfied.

         Section 4. Definitions, Etc. As used in this Article, "Authorized Representative" means, collectively: (i) any person who is or was an officer or director of the Corporation; and (ii) any other person who may be designated by the Board from time to time as an "authorized representative" for purposes of this Article. The provisions of Section 145(h), (i) and (j) of the DGCL shall apply to this Article.

         Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or this Article.

         Section 6. Article Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any Authorized Representative may have or hereafter acquire under any statute, this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Article shall affect the right of the Corporation to grant rights of indemnification, and the advancement of expenses, to any other person or in any other circumstance.

         Section 7. Reliance. Each Authorized Representative shall be deemed to have acted in reliance upon the rights to indemnification and advancement of expenses established in this Article. Unless applicable law requires otherwise, any repeal or modification of this Article (other than a modification expanding the right to indemnification and expense advancement in favor of Authorized Representatives) shall be prospective only and shall not adversely affect any right or benefit of an Authorized Representative to indemnification or expense advancement at the time of such repeal or modification.

         Section 8. Severability. If any portion of this Article shall be held to be illegal, invalid or otherwise unenforceable by any court having appropriate jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each Authorized Representative to the fullest extent permitted by the applicable portions of this Article not so held to be illegal, invalid, unenforceable, and otherwise to the fullest extent permitted by law.


                           ARTICLE VIII -- AMENDMENTS

                 From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article.

                 IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, as heretofore in effect, and which has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 29th day of October, 1996.


                                        CSK GROUP, LTD.


                                        By:
                                           -------------------------------------
                                        Name:  James Bazlen
                                        Title: President